CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium-Term Notes, Series A	$10,000,000	$713.00

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Pricing Supplement	Filed Pursuant to Rule 424(b)(2)
(To the Prospectus dated February 10, 2009, and	Registration No. 333-145845
the Prospectus Supplement dated September 14, 2009)
January 26, 2010

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: January 29, 2010

•	Initial valuation date: January 26, 2010‡‡

•	Final valuation date: January 25, 2011‡‡

•	Maturity date: January 28, 2011‡‡‡

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price, rounded to the nearest cent as appropriate.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 0.89%

Put premium: The coupon rate minus the deposit income.

‡

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. The ratings mentioned in this paragraph are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

‡‡	If such day is not a scheduled trading day, then the initial valuation date or the final valuation date, as applicable, will be the next succeeding scheduled trading day.
‡‡‡

If the final valuation date is postponed because it is not a scheduled trading day, then the maturity date will be postponed so that the number of business days between the final valuation date (as postponed) and the maturity date (as postponed) remains the same.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Alcoa Inc.	$13.54	PS-8	AA	$1,000,000	12.25%	80.0%	99.40%	$994,000	0.60%	$6,000	E-4092	06740JGE4/ US06740JGE47
American Express Company	$38.10	PS-10	AXP	$1,000,000	10.50%	80.0%	99.40%	$994,000	0.60%	$6,000	E-4093	06740JGF1/ US06740JGF12
Bank of America Corporation	$14.77	PS-12	BAC	$1,000,000	10.75%	80.0%	99.40%	$994,000	0.60%	$6,000	E-4094	06740JGG9/ US06740JGG94
Flowserve Corporation	$96.11	PS-14	FLS	$1,000,000	10.50%	75.0%	99.40%	$994,000	0.60%	$6,000	E-4095	06740JGH7/ US06740JGH77
Ford Motor Company	$11.19	PS-16	F	$1,000,000	12.00%	75.0%	99.40%	$994,000	0.60%	$6,000	E-4096	06740JGJ3/ US06740JGJ34
Intuitive Surgical, Inc.	$335.45	PS-18	ISRG	$1,000,000	10.00%	80.0%	99.40%	$994,000	0.60%	$6,000	E-4097	06740JGK0/ US06740JGK07
MetLife, Inc.	$35.73	PS-20	MET	$1,000,000	10.25%	75.0%	99.40%	$994,000	0.60%	$6,000	E-4098	06740JGL8/ US06740JGL89
NetApp, Inc.	$30.91	PS-22	NTAP	$1,000,000	10.00%	80.0%	99.40%	$994,000	0.60%	$6,000	E-4099	06740JGM6/ US06740JGM62
The PNC Financial Services Group, Inc.	$52.66	PS-24	PNC	$1,000,000	10.00%	80.0%	99.40%	$994,000	0.60%	$6,000	E-4100	06740JGN4/ US06740JGN46
Superior Energy Services, Inc.	$24.13	PS-26	SPN	$1,000,000	11.50%	75.0%	99.40%	$994,000	0.60%	$6,000	E-4101	06740JGP9/ US06740JGP93

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to 0.60% of the principal amount of the notes, or $6 per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

See “Risk Factors” in this pricing supplement and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February 10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated September 14, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509190954/d424b3.htm

PROGRAM CREDIT RATING

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. The ratings mentioned in this paragraph are are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances, the Notes may be outstanding for more than one year, it is possible that the Deposit may not be treated as short-term obligations. In that event, the U.S. federal income tax treatment of the Deposit would be described under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Payments of Interest” in the accompanying prospectus supplement.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer

and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “‘40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ‘40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the Notes at the price specified on the cover of this pricing supplement. The Agent is committed to take and pay for all of the Notes, if any are taken.

Alcoa Inc.

According to publicly available information, Alcoa Inc. (the “Company”) is a producer of primary aluminum, fabricated aluminum, and alumina, and is active in technology, mining, refining, smelting, fabricating, and recycling. Aluminum and alumina represent approximately three-fourths of the Company’s revenues. Non-aluminum products include precision castings, industrial fasteners, consumer products, food service and flexible packaging products, plastic closures, and electrical distribution systems for cars and trucks. The Company’s products are used worldwide in aircraft, automobiles, commercial transportation, packaging, consumer products, building and construction, and industrial applications.

The Company is global, operating in 35 countries. North America is the largest market with 54% of the Company’s revenues. Europe is also a significant market with 26% of the company’s revenues. The Company’s operations consist of five worldwide segments: Alumina, Primary Metals, Flat-Rolled Products, Engineered Solutions, and Packaging and Consumer.

The linked share’s SEC file number is 01-03610.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$39.20	$32.63	$34.69
June 30, 2004	$36.56	$28.53	$33.03
September 30, 2004	$33.68	$29.51	$33.59
December 31, 2004	$34.98	$30.65	$31.42
March 31, 2005	$32.29	$28.30	$30.39
June 30, 2005	$31.79	$25.92	$26.13
September 30, 2005	$29.98	$23.99	$24.42
December 30, 2005	$29.84	$22.29	$29.57
March 31, 2006	$32.19	$28.39	$30.56
June 30, 2006	$36.96	$28.55	$32.36
September 29, 2006	$34.00	$26.60	$28.04
December 29, 2006	$31.30	$26.39	$30.01
March 30, 2007	$36.05	$28.09	$33.90
June 29, 2007	$42.90	$33.63	$40.53
September 28, 2007	$48.77	$30.25	$39.12
December 31, 2007	$40.70	$33.22	$36.55
March 31, 2008	$39.67	$26.69	$36.06
June 30, 2008	$44.76	$33.65	$35.62
September 30, 2008	$35.66	$21.03	$22.58
December 31, 2008	$22.30	$6.82	$11.26
March 31, 2009	$12.44	$4.98	$7.34
June 30, 2009	$12.38	$7.04	$10.33
September 30, 2009	$14.84	$8.96	$13.12
December 31, 2009	$16.51	$11.89	$16.12
January 26, 2010*	$17.60	$13.30	$13.54

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AA

Initial price: $13.54

Protection level: 80.00%

Protection price: $10.83

Physical delivery amount: 73 ($1,000/Initial price)

Fractional shares: 0.855244

Coupon: 12.25% per annum

Maturity: January 28, 2011

Dividend yield: 1.95% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	12.25%		101.95%
+ 90%	12.25%		91.95%
+ 80%	12.25%		81.95%
+ 70%	12.25%		71.95%
+ 60%	12.25%		61.95%
+ 50%	12.25%		51.95%
+ 40%	12.25%		41.95%
+ 30%	12.25%		31.95%
+ 20%	12.25%		21.95%
+ 10%	12.25%		11.95%
+ 5%	12.25%		6.95%

0%	12.25%		1.95%

	Protection Price Ever Breached?
	NO	YES
- 5%	12.25%	7.25%	-3.05%
- 10%	12.25%	2.25%	-8.05%
- 20%	12.25%	-7.75%	-18.05%
- 30%	N/A	-17.75%	-28.05%
- 40%	N/A	-27.75%	-38.05%
- 50%	N/A	-37.75%	-48.05%
- 60%	N/A	-47.75%	-58.05%
- 70%	N/A	-57.75%	-68.05%
- 80%	N/A	-67.75%	-78.05%
- 90%	N/A	-77.75%	-88.05%
- 100%	N/A	-87.75%	-98.05%

American Express Company

According to publicly available information, American Express Company (the “Company”) together with its consolidated subsidiaries, is a global payments, network and travel company that offers its products and services throughout the world as of December 31, 2008. The Company was founded in 1850 as a joint stock association and was incorporated in 1965 as a New York corporation. The Company’s headquarters are located in New York, New York in lower Manhattan. The Company also has offices in other locations in North America, as well as throughout the world.

The linked share’s SEC file number is 001-07657.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$47.23	$41.52	$45.39
June 30, 2004	$46.22	$41.43	$44.98
September 30, 2004	$45.30	$41.75	$45.05
December 31, 2004	$49.94	$44.53	$49.34
March 31, 2005	$50.77	$43.78	$44.97
June 30, 2005	$48.41	$43.34	$46.59
September 30, 2005	$52.06	$45.78	$50.28
December 30, 2005	$53.05	$46.60	$51.46
March 31, 2006	$55.00	$51.05	$52.55
June 30, 2006	$54.90	$50.92	$53.22
September 29, 2006	$56.19	$49.75	$56.08
December 29, 2006	$62.50	$55.00	$60.67
March 30, 2007	$61.00	$53.91	$56.40
June 29, 2007	$65.24	$55.34	$61.18
September 28, 2007	$65.89	$55.50	$59.37
December 31, 2007	$63.63	$50.37	$52.02
March 31, 2008	$52.32	$39.50	$43.72
June 30, 2008	$52.63	$37.61	$37.67
September 30, 2008	$42.50	$31.71	$35.43
December 31, 2008	$35.80	$16.55	$18.55
March 31, 2009	$21.38	$9.71	$13.63
June 30, 2009	$28.45	$13.18	$23.24
September 30, 2009	$36.50	$22.00	$33.90
December 31, 2009	$42.25	$31.69	$40.52
January 26, 2010*	$43.24	$37.51	$38.10

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AXP

Initial price: $38.10

Protection level: 80.00%

Protection price: $30.48

Physical delivery amount: 26 ($1,000/Initial price)

Fractional shares: 0.246719

Coupon: 10.50% per annum

Maturity: January 28, 2011

Dividend yield: 1.86% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.50%		101.86%
+ 90%	10.50%		91.86%
+ 80%	10.50%		81.86%
+ 70%	10.50%		71.86%
+ 60%	10.50%		61.86%
+ 50%	10.50%		51.86%
+ 40%	10.50%		41.86%
+ 30%	10.50%		31.86%
+ 20%	10.50%		21.86%
+ 10%	10.50%		11.86%
+ 5%	10.50%		6.86%

0%	10.50%		1.86%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.50%	5.50%	-3.14%
- 10%	10.50%	0.50%	-8.14%
- 20%	10.50%	-9.50%	-18.14%
- 30%	N/A	-19.50%	-28.14%
- 40%	N/A	-29.50%	-38.14%
- 50%	N/A	-39.50%	-48.14%
- 60%	N/A	-49.50%	-58.14%
- 70%	N/A	-59.50%	-68.14%
- 80%	N/A	-69.50%	-78.14%
- 90%	N/A	-79.50%	-88.14%
- 100%	N/A	-89.50%	-98.14%

Bank of America Corporation

According to publicly available information, Bank of America Corporation (“the Company”) is a Delaware corporation, a bank holding company and a financial holding company under the Gramm-Leach-Bliley Act. The Company was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation. The Company’s principal executive offices are located in the Bank of America Corporate Center, Charlotte, North Carolina 28255.

The Company provides a diversified range of banking and nonbanking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking and Global Wealth and Investment Management. The Company currently operates in all 50 states, the District of Columbia and more than 40 different countries. In the United States, it serves more than 59 million consumer and small business relationships with more than 6,100 retail banking offices, more than 18,700 ATMs and more than 24 million active on-line users.

On January 1, 2009, the Corporation completed the acquisition of Merrill Lynch & Co., Inc., with more than 18,000 financial advisors and more than $1.8 trillion in client assets.

The linked share’s SEC file number is 001-06523.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$41.50	$38.81	$40.49
June 30, 2004	$42.83	$38.52	$42.31
September 30, 2004	$44.99	$41.77	$43.33
December 31, 2004	$47.47	$42.94	$46.99
March 31, 2005	$47.20	$43.43	$44.10
June 30, 2005	$47.42	$43.47	$45.61
September 30, 2005	$46.05	$41.14	$42.10
December 30, 2005	$47.25	$41.38	$46.15
March 31, 2006	$47.20	$42.98	$45.54
June 30, 2006	$50.50	$45.26	$48.10
September 29, 2006	$54.00	$47.59	$53.57
December 29, 2006	$55.08	$51.32	$53.39
March 30, 2007	$54.21	$48.36	$51.02
June 29, 2007	$52.20	$48.55	$48.89
September 28, 2007	$52.77	$46.52	$50.27
December 31, 2007	$52.95	$40.61	$41.26
March 31, 2008	$45.08	$33.25	$37.91
June 30, 2008	$41.37	$23.65	$23.87
September 30, 2008	$38.85	$18.44	$35.00
December 31, 2008	$38.50	$10.01	$14.08
March 31, 2009	$14.81	$2.53	$6.82
June 30, 2009	$15.06	$6.45	$13.20
September 30, 2009	$18.25	$11.27	$16.92
December 31, 2009	$18.64	$14.12	$15.06
January 26, 2010*	$17.18	$14.71	$14.77

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BAC

Initial price: $14.77

Protection level: 80.00%

Protection price: $11.82

Physical delivery amount: 67 ($1,000/Initial price)

Fractional shares: 0.704807

Coupon: 10.75% per annum

Maturity: January 28, 2011

Dividend yield: 0.26% per annum

Coupon amount per monthly: $8.96

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.75%		100.26%
+ 90%	10.75%		90.26%
+ 80%	10.75%		80.26%
+ 70%	10.75%		70.26%
+ 60%	10.75%		60.26%
+ 50%	10.75%		50.26%
+ 40%	10.75%		40.26%
+ 30%	10.75%		30.26%
+ 20%	10.75%		20.26%
+ 10%	10.75%		10.26%
+ 5%	10.75%		5.26%

0%	10.75%		0.26%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.75%	5.75%	-4.74%
- 10%	10.75%	0.75%	-9.74%
- 20%	10.75%	-9.25%	-19.74%
- 30%	N/A	-19.25%	-29.74%
- 40%	N/A	-29.25%	-39.74%
- 50%	N/A	-39.25%	-49.74%
- 60%	N/A	-49.25%	-59.74%
- 70%	N/A	-59.25%	-69.74%
- 80%	N/A	-69.25%	-79.74%
- 90%	N/A	-79.25%	-89.74%
- 100%	N/A	-89.25%	-99.74%

Flowserve Corporation

According to publicly available information, Flowserve Corporation (the “Company”) is a manufacturer and aftermarket service provider of comprehensive flow control systems. The Company is incorporated in New York. The Company develops and manufactures precision-engineered flow control equipment, such as pumps, valves and seals, for critical service applications that require high reliability. The Company sells their products and services to more than 10,000 companies.

As of December 31, 2008, the backlog of orders was $2.3 billion, compared with $1.8 billion as of December 31, 2007. The Company expects to ship over 86% of the December 31, 2008 backlog during 2009.

The linked share’s SEC file number is 001-13179.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$22.77	$18.65	$20.95
June 30, 2004	$25.09	$19.47	$24.94
September 30, 2004	$25.35	$21.21	$24.18
December 31, 2004	$27.91	$20.40	$27.54
March 31, 2005	$27.72	$23.69	$25.87
June 30, 2005	$31.25	$25.16	$30.26
September 30, 2005	$37.78	$29.73	$36.35
December 30, 2005	$39.75	$32.75	$39.56
March 31, 2006	$58.90	$39.63	$58.34
June 30, 2006	$61.06	$48.11	$56.90
September 29, 2006	$56.40	$47.27	$50.59
December 29, 2006	$56.00	$46.60	$50.47
March 30, 2007	$58.74	$48.73	$57.19
June 29, 2007	$73.07	$57.48	$71.60
September 28, 2007	$79.70	$62.00	$76.18
December 31, 2007	$102.65	$74.86	$96.20
March 31, 2008	$112.32	$75.80	$104.38
June 30, 2008	$140.35	$103.80	$136.70
September 30, 2008	$145.45	$71.75	$88.77
December 31, 2008	$90.28	$37.18	$51.50
March 31, 2009	$61.14	$43.27	$56.12
June 30, 2009	$84.99	$54.64	$69.81
September 30, 2009	$102.42	$60.90	$98.54
December 31, 2009	$108.85	$92.76	$94.53
January 26, 2010*	$108.60	$95.16	$96.11

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FLS

Initial price: $96.11

Protection level: 75.00%

Protection price: $72.08

Physical delivery amount: 10 ($1,000/Initial price)

Fractional shares: 0.404745

Coupon: 10.50% per annum

Maturity: January 28, 2011

Dividend yield: 1.13% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.50%		101.13%
+ 90%	10.50%		91.13%
+ 80%	10.50%		81.13%
+ 70%	10.50%		71.13%
+ 60%	10.50%		61.13%
+ 50%	10.50%		51.13%
+ 40%	10.50%		41.13%
+ 30%	10.50%		31.13%
+ 20%	10.50%		21.13%
+ 10%	10.50%		11.13%
+ 5%	10.50%		6.13%

0%	10.50%		1.13%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.50%	5.50%	-3.87%
- 10%	10.50%	0.50%	-8.87%
- 20%	10.50%	-9.50%	-18.87%
- 30%	N/A	-19.50%	-28.87%
- 40%	N/A	-29.50%	-38.87%
- 50%	N/A	-39.50%	-48.87%
- 60%	N/A	-49.50%	-58.87%
- 70%	N/A	-59.50%	-68.87%
- 80%	N/A	-69.50%	-78.87%
- 90%	N/A	-79.50%	-88.87%
- 100%	N/A	-89.50%	-98.87%

Ford Motor Company

According to publicly available information, Ford Motor Company (the “Company”) was incorporated in Delaware in 1919. The Company acquired the business of a Michigan company, also known as Ford Motor Company, which had been incorporated in 1903 to produce and sell automobiles designed and engineered by Henry Ford. As of December 31, 2008, the Company is one of the world’s largest producers of cars and trucks combined. The Company and its subsidiaries also engage in other businesses, including financing vehicles. Information about the Company can be found throughout its website located at www.ford.com.

The linked share’s SEC file number is 1-3950.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$17.34	$12.75	$13.57
June 30, 2004	$16.48	$13.00	$15.65
September 30, 2004	$15.76	$13.62	$14.05
December 31, 2004	$15.00	$12.61	$14.64
March 31, 2005	$14.75	$10.94	$11.33
June 30, 2005	$11.69	$9.09	$10.24
September 30, 2005	$11.18	$9.55	$9.86
December 30, 2005	$9.95	$7.57	$7.72
March 31, 2006	$8.96	$7.39	$7.96
June 30, 2006	$8.00	$6.18	$6.93
September 29, 2006	$9.46	$6.07	$8.09
December 29, 2006	$9.19	$6.85	$7.51
March 30, 2007	$8.97	$7.43	$7.89
June 29, 2007	$9.70	$7.67	$9.42
September 28, 2007	$9.64	$7.49	$8.49
December 31, 2007	$9.24	$6.65	$6.73
March 31, 2008	$6.94	$4.95	$5.72
June 30, 2008	$8.79	$4.46	$4.81
September 30, 2008	$6.33	$4.17	$5.20
December 31, 2008	$4.95	$1.02	$2.29
March 31, 2009	$2.99	$1.50	$2.63
June 30, 2009	$6.53	$2.40	$6.07
September 30, 2009	$8.86	$5.25	$7.21
December 31, 2009	$10.37	$6.61	$10.00
January 26, 2010*	$12.14	$10.06	$11.19

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: F

Initial price: $11.19

Protection level: 75.00%

Protection price: $8.39

Physical delivery amount: 89 ($1,000/Initial price)

Fractional shares: 0.365505

Coupon: 12.00% per annum

Maturity: January 28, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	12.00%		100.00%
+ 90%	12.00%		90.00%
+ 80%	12.00%		80.00%
+ 70%	12.00%		70.00%
+ 60%	12.00%		60.00%
+ 50%	12.00%		50.00%
+ 40%	12.00%		40.00%
+ 30%	12.00%		30.00%
+ 20%	12.00%		20.00%
+ 10%	12.00%		10.00%
+ 5%	12.00%		5.00%

0%	12.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	12.00%	7.00%	-5.00%
- 10%	12.00%	2.00%	-10.00%
- 20%	12.00%	-8.00%	-20.00%
- 30%	N/A	-18.00%	-30.00%
- 40%	N/A	-28.00%	-40.00%
- 50%	N/A	-38.00%	-50.00%
- 60%	N/A	-48.00%	-60.00%
- 70%	N/A	-58.00%	-70.00%
- 80%	N/A	-68.00%	-80.00%
- 90%	N/A	-78.00%	-90.00%
- 100%	N/A	-88.00%	-100.00%

Intuitive Surgical, Inc.

According to publicly available information, Intuitive Surgical, Inc. (the “Company”) is a Delaware corporation founded in 1995. The Company designs, manufactures and markets surgical systems. As of December 31, 2008, the Company had an installed base of 1,111 da Vinci Surgical Systems. During the year ended December 31, 2008, the Company’s technology was utilized in 136,000 successful surgical procedures of various types in major hospitals throughout North America, South America, Europe, the Middle East, Australia and Asia.

The linked share’s SEC file number is 000-30713.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$19.48	$16.25	$17.00
June 30, 2004	$19.10	$15.08	$19.00
September 30, 2004	$28.25	$17.61	$24.75
December 31, 2004	$40.60	$21.12	$40.02
March 31, 2005	$49.43	$35.71	$45.47
June 30, 2005	$53.10	$40.15	$46.64
September 30, 2005	$79.42	$46.41	$73.29
December 30, 2005	$124.79	$63.80	$117.27
March 31, 2006	$139.50	$85.63	$118.00
June 30, 2006	$132.00	$97.08	$117.97
September 29, 2006	$123.88	$90.40	$105.45
December 29, 2006	$114.11	$93.92	$95.90
March 30, 2007	$125.00	$86.27	$121.57
June 29, 2007	$146.18	$120.57	$138.77
September 28, 2007	$235.40	$138.67	$230.00
December 31, 2007	$359.57	$229.71	$324.50
March 31, 2008	$334.86	$227.26	$324.35
June 30, 2008	$357.98	$263.50	$269.40
September 30, 2008	$333.25	$226.21	$240.98
December 31, 2008	$245.97	$110.36	$126.99
March 31, 2009	$132.70	$84.86	$95.36
June 30, 2009	$170.55	$91.52	$163.66
September 30, 2009	$265.47	$141.25	$262.25
December 31, 2009	$309.01	$241.27	$303.32
January 26, 2010*	$346.29	$301.34	$335.45

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ISRG

Initial price: $335.45

Protection level: 80.00%

Protection price: $268.36

Physical delivery amount: 2 ($1,000/Initial price)

Fractional shares: 0.981070

Coupon: 10.00% per annum

Maturity: January 28, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	N/A	-20.00%	-30.00%
- 40%	N/A	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

MetLife, Inc.

According to publicly available information, MetLife, Inc. (the “Company”) is a Delaware corporation incorporated in 1999. As of December 31, 2008, the Company is one of the leading providers of individual insurance, employee benefits and financial services with operations throughout the United States and the regions of Latin America, Europe, and Asia Pacific. Through the Company’s subsidiaries and affiliates, they offer life insurance, annuities, automobile and homeowners insurance, retail banking and other financial services to individuals, as well as group insurance and retirement & savings products and services to corporations and other institutions.

The Company is one of the largest insurance and financial services companies in the United States. In addition, the Company’s international operations are focused on markets where the demand for insurance and savings and investment products is expected to grow rapidly in the future.

The linked share’s SEC file number is 001-15787.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$35.98	$32.30	$35.68
June 30, 2004	$36.70	$32.60	$35.85
September 30, 2004	$38.91	$33.65	$38.65
December 31, 2004	$41.27	$32.99	$40.51
March 31, 2005	$41.80	$38.29	$39.10
June 30, 2005	$45.83	$37.29	$44.94
September 30, 2005	$50.25	$44.97	$49.83
December 30, 2005	$52.57	$46.40	$49.00
March 31, 2006	$52.07	$48.14	$48.37
June 30, 2006	$53.48	$48.00	$51.21
September 29, 2006	$57.80	$49.33	$56.68
December 29, 2006	$59.86	$56.08	$59.01
March 30, 2007	$66.25	$58.74	$63.15
June 29, 2007	$69.35	$62.80	$64.48
September 28, 2007	$70.27	$58.49	$69.73
December 31, 2007	$71.23	$59.73	$61.62
March 31, 2008	$62.53	$52.46	$60.26
June 30, 2008	$63.60	$52.61	$52.77
September 30, 2008	$65.45	$43.75	$56.00
December 31, 2008	$53.49	$15.73	$34.86
March 31, 2009	$37.38	$11.37	$22.77
June 30, 2009	$35.52	$21.27	$30.01
September 30, 2009	$41.45	$26.03	$38.07
December 31, 2009	$38.75	$32.16	$35.35
January 26, 2010*	$40.29	$35.46	$35.73

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MET

Initial price: $35.73

Protection level: 75.00%

Protection price: $26.80

Physical delivery amount: 27 ($1,000/Initial price)

Fractional shares: 0.987685

Coupon: 10.25% per annum

Maturity: January 28, 2011

Dividend yield: 2.03% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.25%		102.03%
+ 90%	10.25%		92.03%
+ 80%	10.25%		82.03%
+ 70%	10.25%		72.03%
+ 60%	10.25%		62.03%
+ 50%	10.25%		52.03%
+ 40%	10.25%		42.03%
+ 30%	10.25%		32.03%
+ 20%	10.25%		22.03%
+ 10%	10.25%		12.03%
+ 5%	10.25%		7.03%

0%	10.25%		2.03%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.25%	5.25%	-2.97%
- 10%	10.25%	0.25%	-7.97%
- 20%	10.25%	-9.75%	-17.97%
- 30%	N/A	-19.75%	-27.97%
- 40%	N/A	-29.75%	-37.97%
- 50%	N/A	-39.75%	-47.97%
- 60%	N/A	-49.75%	-57.97%
- 70%	N/A	-59.75%	-67.97%
- 80%	N/A	-69.75%	-77.97%
- 90%	N/A	-79.75%	-87.97%
- 100%	N/A	-89.75%	-97.97%

NetApp, Inc.

According to publicly available information, NetApp, Inc. (the “Company”) is a provider of storage and data management solutions. The Company offers solutions ofr storing, managing, protecting and archiving business data. The Company’s solutions are designed to lower the cost of managing and protecting its customers’ data while increasing their agility and competitiveness. The Company was incorporated in 1992. As of December 31, 2008, the Company has grown to over 7,900 employees with operations in over 130 offices around the world.

The linked share’s SEC file number is 000-27130.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$24.25	$19.25	$21.45
June 30, 2004	$22.94	$18.04	$21.53
September 30, 2004	$23.48	$15.92	$23.00
December 31, 2004	$34.99	$22.72	$33.22
March 31, 2005	$34.98	$26.28	$27.66
June 30, 2005	$30.60	$25.55	$28.27
September 30, 2005	$29.20	$22.50	$23.74
December 30, 2005	$30.22	$22.82	$27.00
March 31, 2006	$36.96	$27.15	$36.03
June 30, 2006	$38.50	$30.19	$35.30
September 29, 2006	$37.50	$25.90	$37.01
December 29, 2006	$41.55	$35.44	$39.28
March 30, 2007	$40.89	$35.44	$36.52
June 29, 2007	$39.07	$29.02	$29.20
September 28, 2007	$32.84	$22.52	$26.91
December 31, 2007	$32.38	$23.86	$24.96
March 31, 2008	$25.37	$19.00	$20.05
June 30, 2008	$27.49	$20.25	$21.66
September 30, 2008	$26.78	$16.87	$18.23
December 31, 2008	$18.14	$10.39	$13.97
March 31, 2009	$16.74	$12.40	$14.84
June 30, 2009	$20.95	$14.26	$19.72
September 30, 2009	$27.03	$17.87	$26.68
December 31, 2009	$34.99	$25.41	$34.39
January 26, 2010*	$34.85	$30.53	$30.91

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NTAP

Initial price: $30.91

Protection level: 80.00%

Protection price: $24.73

Physical delivery amount: 32 ($1,000/Initial price)

Fractional shares: 0.351990

Coupon: 10.00% per annum

Maturity: January 28, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	N/A	-20.00%	-30.00%
- 40%	N/A	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

The PNC Financial Services Group, Inc.

According to publicly available information, The PNC Financial Services Group, Inc. (the “Company”) is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. On December 31, 2008, the Company acquired National City Corporation nearly doubling its assets to a total of $291 billion and expanding its total consolidated deposits to $193 billion. The Company has four major business engaged in providing banking, asset management and global fund processing products and services: Retail Banking, Corporate & Institutional Banking, BlackRock, and Global Investment Servicing.

The linked share’s SEC file number is 001-09718.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$59.18	$52.68	$55.42
June 30, 2004	$56.00	$50.70	$53.08
September 30, 2004	$54.19	$48.90	$54.10
December 31, 2004	$57.64	$50.70	$57.44
March 31, 2005	$57.57	$50.30	$51.48
June 30, 2005	$55.90	$49.36	$54.46
September 30, 2005	$58.95	$53.80	$58.02
December 30, 2005	$65.66	$54.73	$61.83
March 31, 2006	$71.42	$61.80	$67.31
June 30, 2006	$72.00	$65.30	$70.17
September 29, 2006	$73.55	$68.10	$72.44
December 29, 2006	$75.15	$67.61	$74.04
March 30, 2007	$76.41	$68.60	$71.97
June 29, 2007	$76.15	$70.57	$71.58
September 28, 2007	$74.46	$64.00	$68.10
December 31, 2007	$74.55	$63.54	$65.65
March 31, 2008	$71.20	$54.83	$65.57
June 30, 2008	$73.00	$55.22	$57.10
September 30, 2008	$86.49	$49.03	$74.70
December 31, 2008	$79.50	$39.10	$49.00
March 31, 2009	$50.05	$16.20	$29.29
June 30, 2009	$53.21	$27.50	$38.81
September 30, 2009	$48.78	$33.07	$48.59
December 31, 2009	$57.86	$43.38	$52.79
January 26, 2010*	$58.94	$52.60	$52.66

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PNC

Initial price: $52.66

Protection level: 80.00%

Protection price: $42.13

Physical delivery amount: 18 ($1,000/Initial price)

Fractional shares: 0.989746

Coupon: 10.00% per annum

Maturity: January 28, 2011

Dividend yield: 0.74% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.74%
+ 90%	10.00%		90.74%
+ 80%	10.00%		80.74%
+ 70%	10.00%		70.74%
+ 60%	10.00%		60.74%
+ 50%	10.00%		50.74%
+ 40%	10.00%		40.74%
+ 30%	10.00%		30.74%
+ 20%	10.00%		20.74%
+ 10%	10.00%		10.74%
+ 5%	10.00%		5.74%

0%	10.00%		0.74%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.26%
- 10%	10.00%	0.00%	-9.26%
- 20%	10.00%	-10.00%	-19.26%
- 30%	N/A	-20.00%	-29.26%
- 40%	N/A	-30.00%	-39.26%
- 50%	N/A	-40.00%	-49.26%
- 60%	N/A	-50.00%	-59.26%
- 70%	N/A	-60.00%	-69.26%
- 80%	N/A	-70.00%	-79.26%
- 90%	N/A	-80.00%	-89.26%
- 100%	N/A	-90.00%	-99.26%

Superior Energy Services, Inc.

According to publicly available information, Superior Energy Services, Inc. (the “Company”) is a provider of specialized oilfield services and equipment. The Company focuses on serving the drilling-related needs of oil and gas companies primarily through its rental tools segment, and the production-related needs of oil and gas companies through its well intervention, rental tools and marine segments. The Company also owns and operates mature oil and gas properties in the Gulf of Mexico.

The Company provides well intervention services that stimulate oil and gas production. The Company’s well intervention services include coiled tubing, electric line, pumping and stimulation, gas lift, well control, snubbing, recompletion, engineering and well evaluation, offshore oil and gas cleaning, decommissioning, plug and abandonment and mechanical wireline as of December 31, 2008.

The Company also provides services in three other business segments including: Rental Tools, Marine Lifeboat Services, and Oil and Gas Operations.

The linked share’s SEC file number is 333-22603.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$10.95	$8.98	$10.08
June 30, 2004	$11.30	$8.65	$10.05
September 30, 2004	$12.93	$9.98	$12.92
December 31, 2004	$15.73	$11.95	$15.41
March 31, 2005	$19.75	$14.81	$17.20
June 30, 2005	$18.46	$13.71	$17.80
September 30, 2005	$24.10	$17.64	$23.09
December 30, 2005	$23.97	$17.33	$21.05
March 31, 2006	$27.61	$21.30	$26.79
June 30, 2006	$35.87	$26.21	$33.90
September 29, 2006	$35.70	$21.44	$26.26
December 29, 2006	$36.48	$24.04	$32.68
March 30, 2007	$35.65	$28.21	$34.47
June 29, 2007	$41.78	$34.36	$39.92
September 28, 2007	$41.90	$34.57	$35.44
December 31, 2007	$37.95	$31.59	$34.42
March 31, 2008	$45.87	$33.81	$39.62
June 30, 2008	$57.75	$38.70	$55.14
September 30, 2008	$55.08	$28.83	$31.14
December 31, 2008	$30.81	$11.61	$15.93
March 31, 2009	$18.75	$11.20	$12.89
June 30, 2009	$24.65	$12.37	$17.27
September 30, 2009	$23.18	$14.76	$22.52
December 31, 2009	$25.91	$20.05	$24.29
January 26, 2010*	$26.94	$23.32	$24.13

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SPN

Initial price: $24.13

Protection level: 75.00%

Protection price: $18.10

Physical delivery amount: 41 ($1,000/Initial price)

Fractional shares: 0.442188

Coupon: 11.50% per annum

Maturity: January 28, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.58

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.50%		100.00%
+ 90%	11.50%		90.00%
+ 80%	11.50%		80.00%
+ 70%	11.50%		70.00%
+ 60%	11.50%		60.00%
+ 50%	11.50%		50.00%
+ 40%	11.50%		40.00%
+ 30%	11.50%		30.00%
+ 20%	11.50%		20.00%
+ 10%	11.50%		10.00%
+ 5%	11.50%		5.00%

0%	11.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.50%	6.50%	-5.00%
- 10%	11.50%	1.50%	-10.00%
- 20%	11.50%	-8.50%	-20.00%
- 30%	N/A	-18.50%	-30.00%
- 40%	N/A	-28.50%	-40.00%
- 50%	N/A	-38.50%	-50.00%
- 60%	N/A	-48.50%	-60.00%
- 70%	N/A	-58.50%	-70.00%
- 80%	N/A	-68.50%	-80.00%
- 90%	N/A	-78.50%	-90.00%
- 100%	N/A	-88.50%	-100.00%